UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 15, 2014

ACCESS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-9314	83-0221517
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4848 Lemmon Avenue, Suite 517
Dallas, TX 75219
(Address of principal executive offices) (Zip Code)

(214) 905-5100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of Access Pharmaceutical, Inc. (the “Company”) was held on May 15, 2014.  The following matters were acted upon:

1.  ELECTION OF DIRECTORS

Jeffrey B. Davis was elected to serve as director of the Company until his successor is duly elected and qualified. The results of the election of director is as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Jeffrey B. Davis	75,162,288	952,860	12,716,345

2.  APPROVAL TO THE CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY'S COMMON STOCK.

Approval to the Certificate of Incorporation to effect a reverse stock split of the Company's common stock was approved by the following votes:

Votes For	Votes Against	Abstain	Broker Non-Votes
72,536,034	3,509,004	70,110	12,716,345

3.  APPROVAL TO THE CERTIFICATE OF INCORPORATION, AS AMENDED, TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 200,000,000 SHARES TO 250,000,000 SHARES.

Approval to the Certificate of Incorporation to increase the number of authorized shares of common stock was approved by the following votes:

Votes For	Votes Against	Abstain	Broker Non-Votes
71,260,557	4,830,487	24,104	12,716,345

4.  APPROVAL TO AMEND OUR CERTIFICATE OF INCORPORATION, AS AMENDED, TO MAKE CERTAIN CHANGES TO THE TERMS OF OUR OUTSTANDING SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK.

Approval to the Certificate of Incorporation to make certain changes to the terms of our outstanding Series A Cumulative Preferred Stock was approved by the following votes:

Votes For	Votes Against	Abstain	Broker Non-Votes
74,038,457	2,044,914	31,773	12,716,345

5.  RATIFICATION OF APPOINTMENT OF WHITLEY PENN LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014.

 Ratification of the appointment of Whitley Penn LLP as the independent registered public accounting firm of the Company was approved by the following votes:

Votes For	Votes Against	Abstain	Broker Non-Votes
87,858,160	906,134	67,196	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Access Pharmaceuticals, Inc.
(Registrant)

By:   /s/ Jeffrey B. Davis
              Jeffrey B. Davis
       President and
       Chief Executive Officer

Dated  May 16, 2014